Exhibit 99.1

AMENDMENT TO SHAREHOLDERS AGREEMENT

This Amendment to Shareholders Agreement (this “Amendment”) is made as of this 16th day of June, 2008 by and among Steel Dynamics, Inc., an Indiana corporation (together with any successor thereto, the “Corporation”) and the shareholders of the Corporation listed on the signature pages hereto (the “Shareholders”).

WHEREAS, the Corporation and the Shareholders are parties to a Shareholders Agreement dated October 26, 2007 (the “Shareholders Agreement”) which, in part, provides for certain transfer restrictions with respect to the Common Stock acquired by the Shareholders in connection with the Corporation’s purchase of Omnisource Corporation from the Shareholders

WHEREAS, the Shareholders Agreement provides that it may be amended by the joint written consent of the Corporation and a majority in interest of the Shareholders and the individual Shareholders executing this Amendment constitute a majority in interest of the Shareholders;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.1          Defined Terms.  Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Shareholders Agreement.

1.2          Amendment of Section 2.2

Section 2.2 of the Shareholders Agreement shall be amended to read in its entirety as follows:

“Release of Restrictions notwithstanding Section 2.1 a Shareholder may, if he wishes:

a.                                       commencing on July 26, 2008, Transfer up to 10% of the Shares issued to such Shareholder on the Closing Date, provided that such Transfer is effected pursuant to Section 2.3;

b.                                      commencing on each one month anniversary of July 26, 2008, Transfer up to an additional 10% of the Shares issued to such Shareholder on the Closing Date, provided that such Transfer is effected pursuant to Section 2.3, and;

c.                                       purchase or sell exchange-traded options to buy or sell the Corporation’s Common Stock, provided that the Shareholder’s total number of open purchased put positions, on the one hand, and the Shareholder’s total number of open sold call positions, on the other hand, with expiration dates on or prior to a particular date may not exceed the number of Shares as to which restrictions would have been released pursuant to paragraphs (a) and (b) of this Section 2.2 by that date.  By way of example only, if a Shareholder holds 1,000 Shares, the provisions of paragraphs (a) and (b)

would provide that 20%, or 200, of those Shares could be Transferred as of August 26, 2008 and 50%, or 500, could be Transferred as of November 26, 2008; accordingly, as of the date of this Agreement, the Shareholder could establish and hold open contract positions by purchasing puts with respect to up to 200 Shares and/or selling calls with respect to up to 200 Shares so long as the expiration dates of those contracts were not earlier than August 26, 2008 and could have such open positions with respect to up to an additional 300 shares so long as the expiration dates of those contracts were not earlier than November 26, 2008.

Any Shares that may be Transferred by a Shareholder free of the restrictions set forth in this Section 2.2 shall be referred to as the “Unrestricted Shares”.”

1.3          Amendment to Definition of Affiliate.

(a)       The following phrase shall be added at the end of the definition of “Affiliate” in Section 1.2 after the word “otherwise” “; provided, however, that , for purposes of this Agreement, all of the Shareholders shall be considered Affiliates of each other.”

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CORPORATION:

STEEL DYNAMICS, INC.

By:	/s/ Keith E. Busse
	Name:	Keith E. Busse
	Title:	Chairman and Chief Executive Officer

SHAREHOLDERS:

/s/ Daniel M. Rifkin
Daniel M. Rifkin

/s/ Richard S. Rifkin
Richard S. Rifkin

/s/ Martin S. Rifkin
Martin S. Rifkin

/s/ Martin S. Rifkin
Richard S. Rifkin 2006 Irrevocable Trust
By:	Martin S. Rifkin, Trustee